Third Quarter FY 26 Results February 5, 2026 Exhibit 99.2

T H I R D Q U A R T E R F Y 2 6 R E S U L T S Safe Harbor Disclosure This presentation contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s expected financial performance, including revenues, organic revenue growth, adjusted diluted EPS, and free cash flow; the Company’s ability to execute on its brand-building strategy to drive organic growth; the Company’s ability to maximize shareholder value and accelerate earnings growth; the Company’s capital allocation strategy and optionality; the impact of the Pillar5 acquisition, including on the supply of Clear Eyes® and related production investments; the Company’s ability to expand its Clear Eyes® SKUs, rebuild Eye Care retailer and safety stock, and reaccelerate Clear Eyes® distribution; and the Company’s pursuit of M&A and ability to delever. Words such as “anticipate,” “continue,” “expect,” “enable,” “outlook,” “can,” “will,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, the ability to rapidly increase the supply of Clear Eyes from Pillar5 and other suppliers; the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its other products and to avoid inflationary cost increases and supply disruption; the impact of economic and business conditions; consumer trends; competitive pressures; the impact of the Company’s advertising and promotional and new product development initiatives; customer inventory management initiatives; the ability to pass along rising costs to customers without impacting sales; fluctuating foreign exchange rates; evolving U.S. and international tariffs; and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this presentation, whether as a result of new information, future events, or otherwise. All adjusted GAAP numbers presented are footnoted and reconciled to their closest GAAP measurement in the attached reconciliation schedule and in our February 5, 2026 earnings release in the “About Non-GAAP Financial Measures” section.

T H I R D Q U A R T E R F Y 2 6 R E S U L T S Agenda for Today’s Discussion I. Performance Update II. Financial Overview III. FY 26 Outlook 3

T H I R D Q U A R T E R F Y 2 6 R E S U L T S I. Performance Update

Q3 FY 26 Performance Update

Q3 FY 26 Sales Drivers

- Quarterly Revenue of $283.4 million, better than forecast
- Clear Eyes® supply improved sequentially for the second quarter in a row
- Benefits of broad distribution helped offset volatile consumer environment

Superior Earnings and FCF

- Gross Margin of 55.5%, as expected and flat to prior year
- Adjusted Diluted EPS(2) of $1.14 vs. $1.22 prior year, as expected
- Strong Free Cash Flow(2) year to date of $209 million, up 13% vs. prior year

Disciplined Capital Allocation

- Low leverage of 2.6x(3) continues to enable capital allocation optionality
- Opportunistic share repurchases in Q3 of approximately $46 million
- Closed Pillar5 acquisition in December, as expected

Prestige Consumer HEALTHCARE
THIRD QUARTER FY 26 RESULTS
5

Continued Line of Sight Into Eye Care Recovery

CLEAR EYES

Eye Care Strategic Actions Executed

- ✓ Added two additional 3rd party suppliers in Q1 and Q3, respectively, providing substantial supply
- ✓ Closed strategic acquisition of eye care partner Pillar5 on December 18th
- ✓ Majority of Clear Eyes® supply sourced internally moving forward, enabling improved line of sight

Strategic Priorities for Calendar 2026

- Invest to accelerate Pillar5 production capacity, particularly on new high-speed line
- Re-expand SKU assortment
- Gradually rebuild retailer & PBH safety stocks
- Reaccelerate distribution through supply confidence and robust marketing

Well Positioned to Drive Further Sequential Eye Care Supply Gains Moving Forward

Prestige Consumer HEALTHCARE
THIRD QUARTER FY 26 RESULTS
6

T H I R D Q U A R T E R F Y 2 6 R E S U L T S II. Financial Overview

T H I R D Q U A R T E R F Y 2 6 R E S U L T S $283.4 $90.9 $1.14 $290.3 $98.5 $1.22 Revenue Adjusted EBITDA Adj. Diluted EPS Q3 FY 26 Performance Highlights Q3 FY 26 Q3 FY 25 Dollar values in millions, except per share data. (2.4%) (7.7%) (6.6%) Revenue of $283.4 million, down 2.2% vs. prior year excluding foreign currency(1) Adjusted Diluted EPS(2) of $1.14 down 6.6% vs. prior year Adjusted EBITDA(2) of $90.9 million vs. $98.5 million prior year 8 (2) (2)

FY 26 Third Quarter and YTD Consolidated Financial Summary

	3 Months Ended			9 Months Ended		
	Q3 FY 26	Q3 FY 25	% Chg	YTD FY 26	YTD FY 25	% Chg
Total Revenue	**$ 283.4**	**$ 290.3**	*(2.4%)*	**$ 807.1**	**$ 841.2**	*(4.1%)*
Gross Profit	**157.4**	**161.0**	*(2.3%)*	**449.3**	**464.5**	*(3.3%)*
% Margin	*55.5%*	*55.5%*		*55.7%*	*55.2%*	
A&M	40.1	37.9	*5.6%*	113.7	118.7	*(4.2%)*
% Total Revenue	*14.1%*	*13.1%*		*14.1%*	*14.1%*	
Adj. G&A[2]	29.2	26.2	*11.5%*	85.7	81.2	*5.6%*
% Total Revenue	*10.3%*	*9.0%*		*10.6%*	*9.6%*	
D&A (ex. COGS D&A)	5.1	5.0	*3.8%*	15.5	16.2	*(4.5%)*
Operating Income	**$ 83.0**	**$ 92.0**	*(9.8%)*	**$ 234.4**	**$ 248.3**	*(5.6%)*
% Margin	*29.3%*	*31.7%*		*29.0%*	*29.5%*	
Adj. Earnings Per Share[2]	**$ 1.14**	**$ 1.22**	*(6.6%)*	**$ 3.16**	**$ 3.20**	*(1.3%)*
Adj. EBITDA[2]	**$ 90.9**	**$ 98.5**	*(7.7%)*	**$ 257.4**	**$ 270.0**	*(4.7%)*
% Margin	*32.1%*	*33.9%*		*31.9%*	*32.1%*	

Dollar values in millions, except per share data;

YTD Comments

- Organic Revenue[1] down 3.9% vs. prior year
  - Sales declines due to eye care supply constraints
  - Strong sales growth in eCommerce
  - International segment increased 4% excluding eye care supply constraints* and foreign currency
- Gross Margin of 55.7%, as expected
- A&M of 14.1% of Revenue
- Adjusted G&A of 10.6% of Revenue
- Adjusted Diluted EPS[2] down vs. prior year due to lower sales and expense timing

* Excluding International OTC Eye & Ear category sales

PrestigeConsumer HEALTHCARE

THIRD QUARTER FY 26 RESULTS

9

Industry Leading Free Cash Flow Trends

Free Cash Flow(2)



Q3 FY 26
Q3 FY 25
YTD FY 26
YTD FY 25
$75.3
$63.5
$208.8
$184.9
Free Cash Flow
Free Cash Flow

Dollar values in millions

Comments

- Total YTD Free Cash Flow(2) of $208.8 million up 13% vs. prior year
  - Full-year free cash flow outlook(5) of $245 million or more unchanged
  - Strong business attributes continue to drive Free Cash Flow
- Net Debt at December 31 of $1.0 billion(2); leverage ratio(3) of 2.6x at end of Q3
- Closed Pillar5 acquisition in December, as expected
- Repurchased ~ 2.3 million shares YTD for ~ $155 million, $46 million of which was in Q3

Prestige Consumer HEALTHCARE

THIRD QUARTER FY 26 RESULTS

10

Disciplined Capital Allocation at Work

1. **Invest in Current Brands to Drive Organic Growth**
2. **Pursue M&A That is Attractive to Shareholders**
   Ample Capacity to Pursue Brands & Portfolios of Scale
3. **Strategic Share Repurchases**
   Balanced Share Repurchases Against Other Priorities
4. **Further Net Deleveraging to Enhance Optionality**
   Near-term Cash Build to Enhance Future Capital Flexibility



Shares Repurchased
FCF Yield
LTM Peer Avg. FCF Yield
$35
6%
$75
8%
$46
8%
$155
7%
Q1
Q2
Q3
YTD

Dollar values in millions; YTD figure does not add due to rounding
Note: FCF defined as CFO less CapEx; Peer group includes CHD, CL, PG, HLN, UL, EPC, CLX, PRGO, RKT, KVUE

~5% of Shares Outstanding Repurchased FYTD

Prestige Consumer HEALTHCARE
THIRD QUARTER FY 26 RESULTS
11

T H I R D Q U A R T E R F Y 2 6 R E S U L T S III. FY 26 Outlook

Updated FY 26 Outlook

Top Line Trends

- Benefitting from well-diversified portfolio and brand-building playbook
- Revenues of approximately $1,100
  - Expected organic revenue down approximately 3.0%
  - Anticipate improvement in Clear Eyes® shipments sequentially in Q4

EPS

- Adjusted Diluted EPS[(4)] of approximately $4.54
- Anticipate earnings growth to reaccelerate as revenue improves

Free Cash Flow & Allocation

- Free Cash Flow[(5)] of $245 million or more unchanged
- Capital allocation decisions focused on maximizing shareholder value

Prestige Consumer HEALTHCARE

THIRD QUARTER FY 26 RESULTS

13

T H I R D Q U A R T E R F Y 2 6 R E S U L T S Q&A

T H I R D Q U A R T E R F Y 2 6 R E S U L T S Appendix (1) Organic Revenue is a Non-GAAP financial measure and is reconciled to the most closely related GAAP financial measures in the attached Reconciliation Schedules and / or our earnings release dated February 5, 2026 in the “About Non-GAAP Financial Measures” section. (2) EBITDA & EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted G&A, Free Cash Flow, and Net Debt are Non-GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached Reconciliation Schedules and / or in our earnings release dated February 5, 2026 in the “About Non GAAP Financial Measures” section. (3) Leverage ratio reflects covenant defined Net Debt / EBITDA. (4) Adjusted Diluted EPS for FY 26 is a projected Non-GAAP financial measure, is reconciled to projected GAAP Diluted EPS in the attached Reconciliation Schedules and/or in our earnings release dated February 5, 2026 in the “About Non-GAAP Financial Measures” section and is calculated based on projected GAAP Diluted EPS adjusted for certain discrete tax items. The Company anticipates certain additional non-GAAP expense adjustments related to the acquisition of Pillar5, such as integration and transition expenses, but does not provide a reconciliation of this measure to the closest GAAP measure because it cannot quantify these amounts without unreasonable effort due to the unknown magnitude and probable significance of the unavailable information. (5) Free Cash Flow for FY 26 is a projected Non-GAAP financial measure, is reconciled to projected GAAP Net Cash Provided by Operating Activities in the attached Reconciliation Schedules and / or in our earnings release dated February 5, 2026 in the “About Non-GAAP Financial Measures” section and is calculated based on projected Net Cash Provided by Operating Activities less projected capital expenditures. 15

T H I R D Q U A R T E R F Y 2 6 R E S U L T S 16 Reconciliation Schedules Organic Revenue Change Three Months Ended December 31, Nine Months Ended December 31, 2025 2024 2025 2024 (In Thousands) GAAP Total Revenues 283,444$ 290,317$ 807,088$ 841,244$ Revenue Change (2.4%) (4.1%) Adjustments: Impact of foreign currency exchange rates - (534) - (1,574) Total adjustments -$ (534)$ -$ (1,574)$ Non-GAAP Organic Revenues 283,444$ 289,783$ 807,088$ 839,670$ Non-GAAP Organic Revenue Change (2.2%) (3.9%)

Reconciliation Schedules (continued)

General & Administrative

	Three Months Ended December 31,				Nine Months Ended December 31,			
	2025		2024		2025		2024	
(In thousands)								
GAAP General and Administrative Expense	$	29,674	$	26,182	$	86,167	$	81,159
GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue		10.5%		9.0%		10.7%		9.6%
Adjustments:								
Costs associated with acquisition [a]		472		—		472		—
Total adjustments		472		—		472		—
Non-GAAP Adjusted General and Administrative Expense	$	29,202	$	26,182	$	85,695	$	81,159
Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues		10.3%		9.0%		10.6%		9.6%

EBITDA and EBITDA Margin

	Three Months Ended December 31,				Nine Months Ended December 31,			
	2025		2024		2025		2024	
(In Thousands)								
GAAP Net Income	$	46,696	$	61,032	$	136,373	$	164,477
Interest expense, net		10,672		11,455		30,911		36,873
Provision for income taxes		15,118		19,122		56,351		45,753
Depreciation and amortization		7,592		6,868		22,921		22,921
Non-GAAP EBITDA	**$**	**80,078**	**$**	**98,477**	**$**	**246,556**	**$**	**270,024**
Non-GAAP EBITDA Margin		**28.3%**		**33.9%**		**30.5%**		**32.1%**
Adjustments:								
Acquisition Costs in G&A[a]		472		-		472		-
Supplier Loan Write-off		10,332		-		10,332		-
Total adjustments		10,804		-		10,804		-
Non-GAAP Adjusted EBITDA	**$**	**90,882**	**$**	**98,477**	**$**	**257,360**	**$**	**270,024**
Non-GAAP Adjusted EBITDA Margin		**32.1%**		**33.9%**		**31.9%**		**32.1%**

(a) Costs related to the consummation of the acquisition process such as legal and other acquisition-related professional fees.

PrestigeConsumer HEALTHCARE

THIRD QUARTER FY 26 RESULTS

17

Reconciliation Schedules (continued)

Adjusted Diluted EPS

	Three Months Ended December 31,				Nine Months Ended December 31,			
	2025		2024		2025		2024	
	Net Income	Adjusted EPS	Net Income	Adjusted EPS	Net Income	Adjusted EPS	Net Income	Adjusted EPS
(In Thousands, except per share data)								
GAAP Net Income and Diluted EPS	$ 46,696	$ 0.97	$ 61,032	$ 1.22	$ 136,373	$ 2.78	$ 164,477	$ 3.28
Adjustments:								
Supplier Loan Write-off	10,332	0.21	-	-	10,332	0.21	-	-
Costs associated with Acquisition in General and Administrative Expense[a]	472	0.01	-	-	472	0.01	-	-
Tax Impact of adjustments[b]	(2,642)	(0.05)	-	-	(2,642)	(0.05)	-	-
Normalized tax rate adjustment[c]	-	-	-	-	10,261	0.21	(4,030)	(0.08)
Total Adjustments	8,162	0.17	-	-	18,423	0.38	(4,030)	(0.08)
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS	$ 54,858	$ 1.14	$ 61,032	$ 1.22	$ 154,796	$ 3.16	$ 160,447	$ 3.20

Projected Adjusted Diluted EPS

Projected FY'26 GAAP Diluted EPS	$ 4.16
Adjustments:	
Supplier Loan Write-off	0.21
Costs associated with Acquisition in General and Administrative Expense[a]	0.01
Tax Impact of adjustments[b]	(0.05)
Normalized tax rate adjustment[c]	0.21
Projected FY'26 Non-GAAP Adjusted Diluted EPS	$ 4.54

(a) Costs related to the consummation of the acquisition process such as legal and other acquisition-related professional fees.

(b) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.

(c) Income tax adjustment to adjust for discrete income tax items.

Prestige Consumer HEALTHCARE

THIRD QUARTER FY 26 RESULTS

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T H I R D Q U A R T E R F Y 2 6 R E S U L T S Projected Free Cash Flow 19 Reconciliation Schedules (continued) (in millions) Projected FY'26 GAAP Net cash provided by operating activities 255$ Additions to property and equipment for cash (10) Projected FY'26 Non-GAAP Free Cash Flow 245$ Free Cash Flow Three Months Ended December 31, Nine Months Ended December 31, 2025 2024 2025 2024 (In Thousands) GAAP Net Income 46,696$ 61,032$ 136,373$ 164,477$ Adjustments: Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows 26,656 14,973 75,544 45,344 Changes in operating assets and liabilities as shown in the Statement of Cash Flows 4,935 (10,914) 2,869 (20,154) Total adjustments 31,591 4,059 78,413 25,190 GAAP Net cash provided by operating activities 78,287 65,091 214,786 189,667 Purchases of property and equipment (3,028) (1,566) (5,968) (4,745) Non-GAAP Free Cash Flow 75,259$ 63,525$ 208,818$ 184,922$

P C H C O N F I D E N T I A L A N D P R O P R I E T A R Y I N F O R M A T I O N